Exhibit 10.6

Deed of Amendment The Ensco Multinational Savings Plan August 4, 2009 between Citco Trustees (Cayman) Limited (as Trustee) and Ensco International Incorporated

This Amended and Restated Deed is made the 4th day of August 2009 Between
(1)	Citco Trustees (Cayman) Limited, a trust company incorporated under the laws of the Cayman Islands whose registered office is at Windward One, Regatta Office Park, Grand Cayman, Cayman Islands ("Trustee"); and

(2)	Ensco International Incorporated of 500 North Akard Street, Suite 4300, Dallas, Texas, 75201, United States of America ("Ensco")

Whereas:
(A)	This deed is supplemental to a trust deed dated 31 December 2008 made between the Trustee and Ensco as the Plan Sponsor establishing the trust known as the Ensco Multinational Savings Plan and an amended and restated trust deed (the "Amended and Restated Deed") dated 16 February 2009 made between the Trustee and Ensco (the "Trust").

(B)	The Trustee is the present sole trustee of the Trust.
(C)	By the Amended and Restated Deed the Trustee declared that it held $100 on the trust of the Trust and on the additional terms of the Rules.
(D)	By Clause 24 of the Trust, the Trustee has the power (the "Power") with the written consent of the Plan Sponsor and with written notice to the Participants by deed to amend, modify, alter or add to the provision of the Trust and the Rules in such manner and to such extent as the Trustee considers to be in the best interests of the Participants, on the written consent of the majority of Participants to approve the modification, alteration or addition, unless the Trustee certifies in writing that in its opinion the amendment, modification, alteration or addition does not materially prejudice the interests of the then existing Participants and does not operate to release the Trustee from any responsibility to Participants (the "Certification").

(E)	The Trustee wishes to exercise the Power in the manner set out below and intends that this Deed shall serve as the Certification.
(F)	Ensco wishes to consent to the proposed amendments as set out in this deed to be made to the Trust.
(G)	Ensco confirms that Notice of the proposed amendments as set out in this deed has been given to the Participants.

This Deed witnesses as follows:

1	Definitions and Construction

In this deed, where the context allows:

1.1	the definitions and rules of construction contained in the Trust shall apply and, subject to that, the following definition shall apply:

1.2	"Effective Date" means the 1 October 2009.

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2	Amendments

In exercise of the Power and of each and every other power (if any) it enabling, the Trustee hereby declares that the Trust is hereby amended in the manner set out below so that from the Effective Date the Trust shall be read and construed with the amendments having been made.

2.1	Clause 3.5 of the Rules is hereby deleted and replaced with the following:

"At any time, a Participant can make investment selections for investment of the assets in his Participant Account by way of giving written directions (including electronic or online directions through the secure website maintained by the Administrator) to the Administrator or the Plan Sponsor, on behalf of the Trustee and/or the Company ("Investment Directions"). Contributions can be directed into the selection of Investments in whole percentages in increments of at least 5%. If the Participant fails to give an Investment Direction, for whatever reason, the Administrator will direct the Custodian to invest all Contributions attributable to such Participant in the money market account and such Contributions will remain in that account until the Participant notifies the Plan Sponsor or the Administrator in writing of his Investment selection."

2.2	Clause 3.14 of the Rules is hereby deleted and replaced with the following:

"From and after the Effective Date, no Participant may direct more than twenty-five per cent (25%) of his total Participant Contributions and his Employer Contributions to be invested in shares in the Plan Sponsor. Should a Participant act contrary to this provision, the Employer may reallocate the amounts so directed by the Participant, so that any amount but for the restrictions set out in this Rule 3.14 that would otherwise be used to purchase shares in the Plan Sponsor is instead invested in the Plan's money market account. Furthermore, no Participant may direct the sale of any assets in his Participant Account and reinvest in shares in the Plan Sponsor if such sale and reinvestment would directly result in the Participant Account holding more than twenty-five per cent (25%) by value of its assets in shares in the Plan Sponsor provided however that the value of any shares of the Plan Sponsor held in a Participant Account may exceed twenty-five per cent (25%) of the total value of a Participant Account through appreciation or depreciation of the value of assets in the Participant Account, or if the concentration of shares of the Plan Sponsor exceeded twenty-five (25%) prior to the Effective Date."

3	Certification

The Trustee hereby certifies that in its opinion the amendment as set out above in Clause 2 of this Deed of Amendment does not materially prejudice the interests of the Participants as at the Effective Date and does not operate to release the Trustee from any responsibility to Participants.

4	Consent

Ensco hereby consents to the amendments to the Trust as set out herein.

5	Confirmation

Except as specifically amended herein, all the provisions of the Trust (as amended) shall remain in full force and effect, and the Trust as further amended herein shall be read as a single, integrated document with all terms used in this amendment having the meanings set forth in the Trust.

6	Governing Law

Cayman Islands law shall govern the construction and interpretation of this deed and the parties hereby submit to the non-exclusive jurisdiction of the courts of the Cayman Islands.
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In witness whereof this instrument has been executed and delivered the day and year first above written.

Executed as a deed and delivered by the said CITCO TRUSTEES (CAYMAN) LIMITED by its common seal being affixed in the presence of	) ) ) )	/s/ Christina Belargent CITGO TRUSTEES (CAYMAN) LIMITED

/s/ Nicholas Watkins CITGO TRUSTEES (CAYMAN) LIMITED
/s/ Cassandra Fish-Ebanks Witness

Executed as a deed and delivered by the said Ensco International Incorporated by its common seal being affixed in the presence of	) ) ) )	/s/ Cary A. Moomjian, Jr. ENSCO INTERNATIONAL INCORPORATED
/s/ James English Witness
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